EXHIBIT 99.1

InfoSpace Reports Third Quarter Financial Results

BELLEVUE, Wash. –October 25, 2005–InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the three months ended September 30, 2005.

Revenues for the third quarter of 2005 were $83.2 million, reflecting an increase of 24 percent over revenues of $67.2 million in the third quarter of 2004. Net income for the third quarter of 2005 was $11.3 million, or $0.32 per diluted share, compared to net income of $13.4 million, or $0.37 per diluted share, in the third quarter of 2004.

Cash, cash equivalents, and marketable investments as of September 30, 2005 totaled approximately $362 million. During the quarter, the Company repurchased 2.0 million shares at a total cost of $51.2 million. At the end of the quarter, the Company had no debt obligations.

“We are pleased with our third quarter results,” said David Rostov, chief financial officer of InfoSpace. “We continue to execute against initiatives that enhance our position in mobile and leverage our unique combination of search and mobile assets.”

Third Quarter Highlights and Recent Developments

•	InfoSpace strengthened its Board of Directors with the addition of entertainment executive Jules Haimovitz. Mr. Haimovitz is currently the Vice-Chairman and Managing Partner of Dick Clark Productions.

•	InfoSpace named Stephen J. Davis as president of mobile media, adding significant content and media expertise to the team. Mr. Davis comes from Granada America where he held the position of president.

•	InfoSpace announced a mobile local search product that enables consumers to easily and quickly find everything from nearby restaurants and movie times to maps and driving directions.

•	InfoSpace signed a distribution agreement to add Yellow Book advertisers to the InfoSpace network of directory sites.

•	InfoSpace launched MSN Search on the Company’s metasearch properties, becoming the only search provider to deliver results from all of the leading search engines to the Company’s branded search destination sites and distribution partner sites.

Segment Information and Adjusted EBITDA

Segment income for each reportable operating segment does not include allocations for general, administrative and other overhead costs, depreciation, amortization, restructuring and other charges and non-operating gains or losses.

Search & Directory

Search & Directory revenues were $44.2 million in the third quarter of 2005, an increase of $2.2 million or 5 percent from the third quarter of 2004. During the quarter, total paid searches in North America for both search and directory were approximately 182 million. Average revenue per paid search was approximately $0.20, an increase of 18 percent over the prior year third quarter. Search & Directory segment income was $16.5 million or 37 percent of revenues for the third quarter of 2005.

Mobile

Mobile revenues were $39.0 million in the third quarter of 2005, an increase of $13.9 million or 55 percent from the third quarter of 2004. The increase in revenue is due to year-over-year growth in the Company’s media download business. Mobile segment income totaled $6.8 million or 18 percent of revenues for the third quarter of 2005.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA was $14.0 million in the third quarter of 2005, a decrease of $3.1 million or 18 percent from the prior year third quarter. The Adjusted EBITDA results should be evaluated in light of the Company’s financial results prepared in accordance with GAAP. A table reconciling the Company’s Adjusted EBITDA to income from continuing operations in accordance with GAAP is included in a table accompanying the condensed consolidated financial statements in this release. InfoSpace’s Adjusted EBITDA results are calculated by adjusting income from continuing operations in accordance with GAAP to exclude the effects of interest income, income taxes, depreciation, amortization, litigation settlements, foreign currency gains or losses, and gains or losses from the disposal of assets, as detailed in the accompanying table.

Outlook

Fourth Quarter 2005 Outlook

For the fourth quarter of 2005, the Company expects revenue to be between $84 million and $86 million. The Company expects Adjusted EBITDA to be between $13 million and $14 million, net income to be between $9 million and $10 million, and fully diluted earnings per share to be between $0.25 and $0.28.

Full Year 2005 Outlook

For full year 2005, the Company expects revenue to be between $337 million and $339 million. The Company expects Adjusted EBITDA to be between $68 million and $69 million, net income to be between $53 million and $54 million, and fully diluted earnings per share to be between $1.46 and $1.49.

The Company’s guidance excludes the gain from the first quarter litigation settlement and the potential impact of any one-time gains or losses. The Adjusted EBITDA guidance has been prepared in a manner consistent with the historical Adjusted EBITDA data provided above and in the accompanying table.

If the Company is able to achieve continued profitability during the fourth quarter of 2005, absent other business factors, the Company may reduce the reserve on its deferred tax asset. The impact of reducing the reserve would provide a one-time income tax benefit in the period it is reduced and the Company would then begin recording an income tax expense, which would be substantially non-cash due to the Company’s net operating loss carry-forwards. The Company’s guidance excludes any impact from this potential tax matter.

A conference call will be held today at 2 p.m. Pacific/ 5 p.m. Eastern. The live Webcast can be accessed in the Investor Relations section of the InfoSpace corporate Web site, at http://www.infospaceinc.com. A replay of the call will be available approximately one hour after the call through November 3, 2005, at 10:00 p.m. Pacific.

All information in this release is as of October 25, 2005. InfoSpace undertakes no duty to update any forward-looking statements to actual results or changes in the Company’s expectations.

About InfoSpace, Inc.

InfoSpace, Inc. (NASDAQ: INSP) is a leader in private-label search, online directory, and mobile entertainment and services. InfoSpace’s Search & Directory division uses its unique metasearch technology to power a portfolio of branded Web sites and provide private-label search and online directory services through Dogpile (www.dogpile.com), Switchboard (www.switchboard.com), WebCrawler (www.webcrawler.com), InfoSpace (www.Infospace.com), MetaCrawler (www.metacrawler.com) and WebFetch.com (www.webfetch.com). InfoSpace Mobile is a global provider and publisher of wireless content, including ringtones, games, graphics and more. Additionally, InfoSpace creates and provides infrastructure solutions that help mobile customers build stronger brands and generate revenue. InfoSpace distributes its applications and services through mobile operators, including Cingular Wireless, T-Mobile, Verizon Wireless, Sprint Nextel, Virgin Mobile, Vodafone, O2, Orange, 3, TIM and Telefonica Moviles. More information can be found at www.infospaceinc.com.

# # #

CONTACTS:

Nancy Bacchieri

Vice President – Communications

(425) 201-8722

nancy.bacchieri@infospace.com

Stacy Ybarra

Communications Manager

(425) 709-8127

stacy.ybarra@infospace.com

This release contains forward-looking statements relating to InfoSpace, Inc.’s products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward looking. Forward-looking statements include without limitation statements regarding the projected results of the

Company’s strategic plan and efforts to achieve long-term sustainable growth; projected financial performance for the Company for the fourth quarter and full year 2005; and material reductions of the reserve on its deferred tax asset. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect InfoSpace’s actual results include general economic, industry and market sector conditions, the progress and costs of the development of our products and services, the timing and extent of market acceptance of those products and services, our dependence on companies to distribute our products and services, the ability to successfully integrate acquired businesses and the successful execution of the Company’s strategic initiatives. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace’s most recent Annual Report on Form 10-K and quarterly reports on form 10-Q as filed from time to time, in the section entitled “Factors Affecting Our Operating Results, Business Prospects and Market Price of Stock.” Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Nine months ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenues	$83,225	$67,151	$253,428	$169,680
Operating expenses:
Content and distribution costs	37,704	24,537	107,398	60,034
Systems and network operations	5,492	3,498	14,804	10,529
Product development	7,840	6,436	22,807	16,454
Sales and marketing	8,519	6,212	23,421	16,753
General and administrative	9,671	9,565	30,005	28,057
Depreciation	2,454	1,681	6,169	5,225
Amortization of intangible assets	3,709	3,061	11,555	6,804
Restructuring charges and other, net	—	(246)	—	(2,856)

Total operating expenses	75,389	54,744	216,159	141,000

Operating income	7,836	12,407	37,269	28,680
Gain (loss) on equity investments, net	—	(33)	154	425
Other income, net (1)	2,974	1,000	85,966	3,161

Income from continuing operations before income taxes	10,810	13,374	123,389	32,266
Income tax benefit (expense) (2)	451	(18)	(1,943)	(121)

Income from continuing operations	11,261	13,356	121,446	32,145
Income from discontinued operations, net of income taxes (3)	—	—	—	31,399

Net income	$11,261	$13,356	$121,446	$63,544

Earnings per share—Basic
Income from continuing operations	$0.35	$0.42	$3.71	$1.01
Income from discontinued operations	$—	$—	$—	$0.98

Basic income per share	$0.35	$0.42	$3.71	$1.99

Weighted average shares outstanding used in computing basic net income per share	31,958	32,183	32,703	31,889

Earnings per share—Diluted
Income from continuing operations	$0.32	$0.37	$3.35	$0.90
Income from discontinued operations	$—	$—	$—	$0.87

Diluted income per share	$0.32	$0.37	$3.35	$1.77

Weighted average shares outstanding used in computing diluted net income per share	34,830	36,411	36,288	35,955

(1)	Includes a gain of $79.3 million in the nine months ended September 30, 2005 from the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses.

(2)	Includes income taxes of $2.0 million related to the gain from the settlement of the litigation matter referred to above in the nine months ended September 30, 2005.

(3)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented and includes income from operations of $2.3 million and a gain on sale of $29.1 million for the nine months ended September 30, 2004.

InfoSpace, Inc.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	September 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$117,533	$85,245
Short-term investments, available-for-sale	244,219	198,410
Accounts receivable, net	71,820	57,110
Other receivables, net	6,310	7,259
Payroll tax receivable	—	13,214
Prepaid expenses and other current assets	6,871	3,623

Total current assets	446,753	364,861
Long-term investments, available-for-sale	—	38,159
Property and equipment, net	22,823	16,782
Goodwill	177,454	158,810
Other intangible assets, net	47,789	46,189
Other long-term assets	7,302	1,293

Total assets	$702,121	$626,094

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,988	$6,669
Accrued expenses and other current liabilities	46,366	44,031
Deferred revenue	3,548	4,750

Total current liabilities	59,902	55,450
Long-term liabilities:
Other liabilities and deferred revenue	842	503
Deferred taxes	10,904	7,745

Total long-term liabilities	11,746	8,248

Total liabilities	71,648	63,698
Stockholders’ equity:
Preferred stock	—	—
Common stock	3	3
Additional paid-in capital	1,688,546	1,741,241
Accumulated deficit	(1,058,447)	(1,179,893)
Accumulated other comprehensive income	371	1,045

Total stockholders’ equity	630,473	562,396

Total liabilities and stockholders’ equity	$702,121	$626,094

Summary of cash and marketable investments:
Cash and cash equivalents	$117,533	$85,245
Short-term investments, available-for-sale	244,219	198,410
Long-term investments, available-for-sale	—	38,159

Cash and marketable investments	$361,752	$321,814

InfoSpace, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine months ended
	September 30, 2005	September 30, 2004
Operating Activities:
Net income	$121,446	$63,544
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(31,399)
Depreciation and amortization	17,724	12,029
Warrant and stock-based compensation expense	—	981
Deferred income taxes	(1,448)	—
Bad debt expense	483	276
Net gain on equity investments	(154)	(425)
Other	6	(353)
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(13,682)	(18,933)
Notes and other receivables	14,515	(2,137)
Prepaid expenses and other current assets	(2,767)	(162)
Other long-term assets	(1,514)	(697)
Accounts payable	2,466	(3,926)
Accrued expenses and other current and long term liabilities	(543)	4,336
Deferred revenue	(1,461)	6,581

Net cash provided by operating activities	135,071	29,715
Investing Activities:
Business acquisitions	(26,364)	(115,633)
Increase in other long-term assets	(4,495)	—
Purchases of property and equipment	(11,729)	(6,864)
Proceeds from the sale of assets and equity investments	194	1,775
Proceeds from the sale of discontinued operations	—	82,000
Proceeds from sales and maturities of investments	147,608	401,827
Purchases of investments	(155,302)	(434,156)

Net cash used by investing activities	(50,088)	(71,051)
Financing activities:
Common stock repurchases	(62,275)	—
Proceeds from exercise of stock options	8,068	23,342
Proceeds from issuance of stock through employee stock purchase plan	1,512	1,147

Net cash provided (used) by financing activities	(52,695)	24,489

Net increase (decrease) in cash and cash equivalents	32,288	(16,847)
Cash and cash equivalents:
Beginning of period	85,245	110,908

End of period	$117,533	$94,061

InfoSpace, Inc.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine months ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Search & Directory
Revenues	$44,211	$42,012	$138,270	$109,664
Operating expense	27,699	23,544	79,738	62,764

Segment income (1)	16,512	18,468	58,532	46,900
Segment margin	37.3%	44.0%	42.3%	42.8%

Mobile
Revenues	39,014	25,139	115,158	60,016
Operating expense	32,166	17,974	89,840	42,540

Segment income (1)	6,848	7,165	25,318	17,476
Segment margin	17.6%	28.5%	22.0%	29.1%

Total
Total segment revenues	83,225	67,151	253,428	169,680
Total segment operating expense	59,865	41,518	169,578	105,304

Total segment income (1)	23,360	25,633	83,850	64,376
Total segment margin	28.1%	38.2%	33.1%	37.9%

Corporate
Operating Expenses	9,361	8,730	28,857	26,523
Depreciation	2,454	1,681	6,169	5,225
Amortization of intangible assets	3,709	3,061	11,555	6,804
Restructuring charges and other, net	—	(246)	—	(2,856)
Loss (gain) on equity investments, net	—	33	(154)	(425)
Other income, net (2)	(2,974)	(1,000)	(85,966)	(3,161)
Income tax expense (benefit) (3)	(451)	18	1,943	121
Income from discontinued operations (4)	—	—	—	(31,399)

	12,099	12,277	(37,596)	832

Total Net Income	$11,261	$13,356	$121,446	$63,544

For each of the business segments, Search & Directory and Mobile, the financial information above is used by the Company’s chief operating decision maker.

(1)	Amounts do not include allocations for general, administrative and overhead costs, depreciation and amortization expense, restructuring and other charges and non-operating gains or losses.

(2)	Includes a gain of $79.3 million in the nine months ended September 30, 2005 from the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses.

(3)	Includes income taxes of $2.0 million related to the gain from the settlement of the litigation matter referred to above in the nine months ended September 30, 2005.

(4)	On March 31, 2004, the sale of the Payment Solutions business was consummated. The operating results of Payment Solutions have been presented as a discontinued operation for all periods presented. Income from discontinued operations is comprised of the segment results from Payment Solutions, which includes previously reported segment revenues, segment income and unallocated depreciation, amortization and corporate expenses that were attributed to Payment Solutions, less allocated income taxes and the gain on the sale of the Payment Solutions business.

InfoSpace, Inc.

Adjusted EBITDA Reconciliation

(Unaudited)

(Amounts in thousands)

	Three months ended		Nine months ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Income from continuing operations (1)	$11,261	$13,356	$121,446	$32,145
Depreciation	2,454	1,681	6,169	5,225
Amortization of intangible assets	3,709	3,061	11,555	6,804
Litigation settlement (2)	—	—	—	(3,922)
Other income, net (3)	(2,974)	(1,000)	(85,966)	(3,161)
Income tax expense (benefit)	(451)	18	1,943	121

Adjusted EBITDA	$13,999	$17,116	$55,147	$37,212

Adjusted EBITDA Reconciliation for Forward Looking Guidance

(Amounts in thousands)

	Ranges for the three months ended		Ranges for the year ended
	December 31, 2005		December 31, 2005
Net income	$9,000	$10,000	$130,500	$131,500
Litigation settlement gain, net of related taxes (4)	—	—	(77,300)	(77,300)

Net income excluding litigation settlement gain	9,000	10,000	53,200	54,200
Depreciation, amortization, other income and income taxes	4,000	4,000	14,800	14,800

Adjusted EBITDA	$13,000	$14,000	$68,000	$69,000

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) is a non-GAAP financial measure and is reconciled to income from continuing operations, which the Company believes to be the most comparable Generally Accepted Accounting Principles (GAAP) measure. The Company uses this non-GAAP financial measure for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period to period comparisons. The Company believes that this non-GAAP financial measure is a common measure used by investors and analysts to evaluate its performance. This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the results of operations and trends affecting the Company’s business. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, income from continuing operations in accordance with GAAP.

(1)	As presented in the unaudited Consolidated Statement of Income.

(2)	Represents a non-recurring gain from the settlement of a specific litigation matter involving a note receivable.

(3)	Other income, net, primarily consists of the settlement of a certain litigation matter, interest income, gains or losses from the disposal of assets, and foreign currency gains or losses.

(4)	The net gain of $77.3 million is related to the settlement of a certain litigation matter, comprised of proceeds of $83.2 million less related legal expenses and income taxes, recognized in the first quarter of 2005.